UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________________________
FORM 8-K
____________________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 4, 2025
____________________________________________________________
IBEX Limited
(Exact name of registrant as specified in its charter)
____________________________________________________________

Bermuda	001-38442	00-0000000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1717 Pennsylvania Avenue NW, Suite 825
Washington, District of Columbia 20006
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (202) 580-6200
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common shares, par value of $0.0001	IBEX	Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company               ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

The 2025 annual general meeting of shareholders (“Annual Meeting”) of Ibex Limited (the “Company”) was held on December 5, 2025. The proposals identified herein were previously disclosed in the Company’s Definitive Proxy Statement on Schedule 14A as filed with the U.S. Securities and Exchange Commission on October 28, 2025, and supplemented on November 24, 2025, December 1, 2025 and December 5, 2025 (collectively, the “Proxy Statement”).

Proposal 1: Set the Number of Directors
The Company’s shareholders approved Proposal 1 to set the number of directors of the Company at a maximum of eight directors. The table below indicates the voting results:

For	Against	Abstain	Broker Non-Votes
11,153,066	11,891	15,255	0

Proposal 2: Election of Directors
The Company’s shareholders elected the nominees for director as named in the Proxy Statement, each to hold office until the earlier of the next annual general meeting of the Company or their resignation or removal in accordance with the Company’s bye-laws. The table below indicates the voting results:

Nominee	For	Against	Abstain	Broker Non-Votes
Daniella Ballou-Aares	9,542,647	618,075	20,713	998,777
Karen Batungbacal	10,095,706	67,244	18,485	998,777
Fiona Beck	9,625,825	537,128	18,482	998,777
Robert Dechant	9,946,870	224,411	10,154	998,777
John (Jack) Jones	8,952,940	1,218,341	10,154	998,777
Patrick McGinnis	10,001,301	169,977	10,157	998,777
Mingzhe (JJ) Zhuang	10,035,620	127,322	18,493	998,777

Proposal 3: Permit the Board to Fill any Vacancy on the Board
The Company’s shareholders approved Proposal 3 providing the authority to the Company’s Board of Directors (the “Board”) to fill any vacancy on the Board left unfilled at the Annual Meeting. The table below indicates the voting results:

For	Against	Abstain	Broker Non-Votes
10,096,841	72,875	11,719	998,777

Proposal 4: To Approve the Amended and Restated Ibex Limited 2020 Long-Term Incentive Plan
The Company’s shareholders approved Proposal 4 to approve the amendment and restatement of the Ibex Limited 2020 Long-Term Incentive Plan. The table below indicates the voting results:

For	Against	Abstain	Broker Non-Votes
9,425,850	736,211	19,374	998,777

Proposal 5: Auditor Appointment and Remuneration
The Company’s shareholders approved the appointment of Deloitte & Touche LLP as the Company’s auditor and independent registered accounting firm and authorized the Company’s Audit Committee, acting on behalf of the Board, to fix the remuneration of Deloitte & Touche LLP for the fiscal year ended June 30, 2026. The table below indicates the voting results:

For	Against	Abstain	Broker Non-Votes
11,098,946	53,447	27,819	0

Item 5.02(b). Departure of Director

On December 4, 2025, Mr. Mohammed Khaishgi notified the Company of his decision to withdraw as a nominee for election as a director at the Annual Meeting. Mr. Khaishgi withdrew as a nominee for personal reasons and not due to any disagreement on any matter relating to the Company’s operations, policies, or practices. As a result of his decision not to stand for re-election, his service on the Board ended immediately after the Annual Meeting and there is currently a vacancy on the Board. The Board and the Company are grateful for Mr. Khaishgi’s many years of service to the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IBEX LIMITED
(Registrant)

Date: December 10, 2025	/s/ Robert Dechant
(Signature)
	Name:	Robert Dechant
	Title:	Chief Executive Officer